UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2006

Margo Caribe, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-15336	66-0550881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Road 690, Kilometer 5.8 Vega Alta, Puerto Rico		00692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 883-2570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2005, Margo Caribe, Inc. (the “Company”) issued a press release announcing that, effective June 15, 2006, Luis R. Carrasquillo resigned from his position as Chief Financial Officer of the Company.

In connection with Mr. Carrasquillo’s resignation, José R. Vázquez, age 38, was appointed to the position of Vice President and Chief Financial Officer. Since joining the Company in 2005, Mr. Vázquez served as Accounting Manager. Mr. Vázquez has also been actively involved in the Company’s financial reporting process. From 1996 to 2005, Mr. Vazquez worked in management positions in the Accounting Departments of several major manufacturing and distribution companies in Puerto Rico. From1993 to 1996, Mr. Vazquez was an Auditor at Coppers & Lybrand, currently PricewaterhouseCoopers LLP. Mr. Vázquez is a Certified Public Accountant and holds a bachelor’s degree and a Masters in Business Administration from the University of Puerto Rico.

There was no arrangement or understanding between Mr. Vázquez and any other persons pursuant to which Mr. Vázquez was elected to his new position and there are no related party transaction between Mr. Vázquez and the Company.

Item 7.01	Regulation FD Disclosure.

A copy of the above-referenced press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated June 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006

MARGO CARIBE, INC.

By:	/s/ Juan B. Medina-Arroyo
Name:	Juan B. Medina-Arroyo
Title:	President and
Chief Operating Officer